Exhibit 23(b)

                          INDEPENDENT AUDITORS' CONSENT




We consent to the use in this Registration Statement of MainStreet BankGroup Incorporated on Form S-4 of our report dated January 26, 1998, on the consolidated financial statements of Ballston Bancorp, Inc. and Subsidiary for the years ended December 31, 1997 and 1996, appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.


STOY, MALONE & COMPANY, P.C.


Bethesda, Maryland
May 27, 1998